UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Delaware, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 10, 2009

First Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17122	57-0866076
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

34 Broad Street, Charleston, South Carolina 29401
 (Address of principal executive offices and zip code)

 Registrant’s telephone number (including area code): (843) 529-5933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

    On April 10, 2009, First Federal Savings and Loan Association of Charleston, Charleston, South Carolina ("First Federal"), the wholly owned subsidiary of First Financial Holdings, Inc., announced that it had entered into a definitive agreement (the "Agreement") with the FDIC, pursuant to which First Federal assumed all deposits (excluding brokered deposits) at a 1% premium, and certain assets of Cape Fear Bank, a commercial bank headquartered in Wilmington, North Carolina at a discount of $74 million.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.  The Agreement also provides that the acquired loans and other real estate owned will be covered by a loss share arrangement between the FDIC and First Federal.

    The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

To the extent that consolidated financial statements are required by this Item, they will be filed in an amendment to this report no later than June 26, 2009.

(b)	Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, it will be filed in an amendment to this report no later than June 26, 2009.

(d)            Exhibits

           The following exhibits are filed herewith:

Exhibit	No. Description of Exhibit

2.1	Purchase and Assumption Agreement dated April 10, 2009

99.1	Press release dated April 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.

Date: April 16, 2009	By:/s/R. Wayne Hall
R. Wayne Hall
Executive Vice President and
Chief Financial Officer

3